UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

HISTOGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HSTO	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Information

On August 17, 2020, Histogen Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3, as amended (File No. 333-248074), which was declared effective by the SEC on August 26, 2020, and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-220014) filed with the SEC on August 17, 2017. In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated August 27, 2020, relating to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC.

A copy of the legal opinion as to the legality of the shares is filed as Exhibit 5.1 attached hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

10.1*	Purchase Agreement, dated as of July 20, 2020, by and between the Company and Lincoln Park

10.2*	Registration Rights Agreement, dated as of July 20, 2020, by and between the Company and Lincoln Park

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGEN INC.

Date: August 27, 2020	/s/ Richard W. Pascoe
Richard W. Pascoe
President and Chief Executive Officer

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